Exhibit 10.20
NONQUALIFIED STOCK OPTION
To Purchase Common Stock of Pall Corporation
Granted to:
Date of Grant:
Number of Shares:

Purchase Price Per Share:	$

Granted under:	2005 Stock Compensation Plan
     §1.     Pursuant to the Pall Corporation 2005 Stock Compensation Plan (the “Plan”), Pall Corporation (the “Company”) hereby grants to you, as of the Date of Grant set forth above, an option to purchase the number of shares of common stock of the Company (the “Common Stock”) set forth above at the Purchase Price per Share set forth above, which price is the Fair Market Value per share of such shares on the Date of Grant.
     §2.    (a) A copy of the Plan is being sent to you with this option. Words and terms used in this option with initial capital letters and not defined herein are used herein as defined in the Plan. You should carefully examine the Plan, and also the Plan prospectus, which is being furnished to you, before you make any decision to exercise this option. The Plan is hereby incorporated by reference in this option and made a part of it. This option is subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 16 of the Plan.
               (b) This option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.
     §3. No part of this option may be exercised (i) before the first anniversary of the Date of Grant set forth above or (ii) after the seventh anniversary of the Date of Grant. This option may not be exercised at any one time as to fewer than 100 shares of Common Stock, or fewer than the number of shares as to which this option is then exercisable if that number is fewer than 100 shares. Subject to the foregoing and to the provisions of §4 hereof, you may exercise this option as follows:

          (a) at any time or times from the first anniversary of the Date of Grant to the day preceding the second anniversary, both such dates inclusive, you may exercise this option as to any number of shares up to 25% of the total number of shares covered hereby;
          (b) at any time or times from the second anniversary of the Date of Grant to the day preceding the third anniversary, both such dates inclusive, you may exercise this option as to any number of shares which, when added to the shares as to which you have theretofore exercised this option, will not exceed 50% of the total number of shares covered hereby;
          (c) at any time or times from the third anniversary of the Date of Grant to the day preceding the fourth anniversary, both of such dates inclusive, you may exercise this option as to any number of shares which, when added to the shares as to which you have theretofore exercised this option, will not exceed 75% of the total number of shares covered hereby; and
          (d) at any time or times from the fourth anniversary of the Date of Grant to the seventh anniversary, both such dates inclusive, you may exercise this option as to any number of shares which, when added to the shares as to which you have theretofore exercised this option, will not exceed the total number of shares covered hereby.
     §4. This option may not be exercised by you unless all of the following conditions are met:
          (a) Counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise of this option will be in compliance with the Securities Act of 1933, as amended, and other applicable federal and state laws.
          (b) You must give the Company written notice of exercise specifying the number of shares with respect to which this option is being exercised, and at the time of exercise pay the full purchase price for the shares being acquired either (i) in cash (the word “cash” being deemed to include a check) or (ii) in Common Stock, or partly in cash and partly in Common Stock, in accordance with §8 hereof.
          (c) You must at all times during the period beginning with the Date of Grant of this option and ending on the date of such exercise have been an employee of the Company or of one of its subsidiary corporations (or of a corporation or a parent or subsidiary of a corporation assuming this option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation in a transaction to which Section 424(a) of the Code applies), provided, however, that (i) in the event of your death, the provisions of §5(c) hereof shall govern, and (ii) if you cease to be an employee by reason of your disability or retirement under an approved retirement program of the Company or a subsidiary thereof while holding this option which has not expired and has not been fully exercised, this option will remain in full force and effect and may be exercised in accordance with its terms until it expires by its terms by the passage of time or is canceled or terminated in accordance with its terms. As used in the preceding sentence, “retirement under an approved retirement program of the

Company or a subsidiary thereof” means retirement at or after age 65 unless the Committee determines, for reasons satisfactory to it, that retirement at an earlier age shall be deemed an “approved” retirement for purposes of this option..
          (d) You (or your estate or any person exercising this option pursuant to §5 hereof) must make payment to the Company by cash or check of such amount as is sufficient to satisfy the Company’s obligation, if any, to withhold federal, state and local taxes by reason of such exercise or make such other arrangement satisfactory to the Committee as will enable the Company to satisfy any such obligation.
          (e) The shares covered by this option have been listed (subject only to official notice of issuance) on any national securities exchange on which the Common Stock is then listed.
     §5. (a) This option is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable during your lifetime only by you or, if a legal guardian or other representative has been appointed for you, by such guardian or representative, provided, however, that this option in its entirety (or any portion hereof remaining after any partial exercise hereof) is transferable by gift or domestic relations order to any of your “family members” (as hereinafter defined), subject to the following conditions:
•	not less than 20 days before any such transfer, you have notified the Secretary of the Company of your intention to make such transfer and have furnished such information regarding the proposed transferee and the terms of the proposed transfer as the Company may request;

•	the proposed transfer complies with such conditions and limitations as the Committee, in its sole discretion, may have established, and

•	at the time of such transfer, the issuance and sale to the transferee of the shares issuable upon exercise of this option can be registered under the Securities Act of 1933 by a registration statement on Form S-8 (or any successor form adopted by the Securities and Exchange Commission under the said Act, the use of which does not, in the judgment of the Committee, impose any significant additional expense on the Company).
          (b) The term “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which your family members have more than 50% of the beneficial interest, a foundation in which you or your family members control the management of assets, and any other entity in which you or your family members own 50% or more of the voting interests.

          (c) If at the time of your death this option has not been fully exercised, your estate or any person who acquires the right to exercise this option by bequest or inheritance or by reason of your death may, at any time within one year after the date of your death (but in no event after the seventh anniversary of the Date of Grant), exercise this option with respect to the number of shares as to which you could have exercised this option at the time of your death. It shall be a condition to the exercise of this option after your death that the Company shall have been furnished evidence satisfactory to it of the right of the person exercising this option to do so and that all estate, transfer, inheritance or death taxes payable with respect to this option or the shares to which it relates have been paid or otherwise provided for to the satisfaction of the Company.
     §6. As provided in Section 13 of the Plan, if there is any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares that may be issued and delivered to you upon your exercise of this option, and the Purchase Price Per Share of this option, will be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, you under this option.
     §7. (a) In the event of a “Change in Control” of the Company (as defined in subparagraph (b) below), this option, to the extent not fully exercised by the day preceding the date on which the Change in Control occurs (x) will become exercisable in full on the date of the Change in Control (i.e., to the extent that this option or portion thereof is not yet exercisable, the right to exercise this option in full shall be accelerated) and (y) will remain fully exercisable, irrespective of whether you cease to be an employee of the Company or a subsidiary, until the date on which this option would otherwise expire by its terms by the passage of time.
          (b) A “Change in Control” for purposes of this §7 shall mean the occurrence of any of the following:
•	the tenth day after the first date of public announcement that any person has become an “Acquiring Person,” meaning in general any person who or which, together with all such person’s affiliates and associates, is the beneficial owner of 20% or more of the Company’s Common Stock; or

•	the tenth business day (or such later date as may be determined by the Company’s board of directors prior to such time as any person becomes an Acquiring Person) after either the date on which any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) commences a tender or exchange offer, or the date of the first public announcement that any such person intends to commence a tender or exchange offer, the consummation of which in either case would result in any person becoming the beneficial owner of shares of Common Stock aggregating 20% or more of the shares of Common Stock then outstanding; or

•	the occurrence, at any time when there is an Acquiring Person, of a reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person or any affiliate or associate of an Acquiring Person; or

•	(1) the consolidation of the Company with, or its merger with and into, any other person, or (2) the consolidation of any person with, or its merger with and into, the Company, if in connection with such merger, all or part of the Common Stock will be changed into or exchanged for stock or securities of any other person, or cash or any other property, or (3) a sale or other transfer by the Company or one or more of its subsidiaries, in one or more transactions, of assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries taken as a whole to any other person other than the Company or one or more of its wholly-owned subsidiaries; or

•	the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws;
provided, however, that no Change in Control will be deemed to have occurred, and no rights arising upon a Change in Control pursuant to paragraph (a) of this §7 will exist, to the extent that the board of directors of the Company so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the board at any time. If the board so determines by such resolution, and such resolution has not been rescinded or countermanded as permitted by the preceding sentence, the board shall have the right to authorize (I) the cancellation and termination of this option as of a date to be fixed by the board, provided, however, that not less than 30 days written notice of the date so fixed will be given to you, and you will have the right during such period (irrespective of whether you cease to be an employee of the Company or a subsidiary during such period) to exercise this option as to all or any part of the shares covered hereby, including any shares as to which the option has not yet become exercisable, or (II) the substitution for this option of a new option, provided that the new option has a value at the time it is granted that is at least equal to the value of this option, and contains terms and conditions no less favorable to you than those contained in this option.
     §8. In addition to the methods of payment of the option purchase price authorized by subparagraph (b) of §4 hereof, you will have the right to make payment at the time of exercise by delivering to the Company shares of Common Stock of the Company having a total Fair Market Value equal to the option exercise price, or a combination of cash and such shares having a total Fair Market Value equal to the option exercise price. For the purposes of the preceding sentence, the Fair Market Value of a share of Common Stock is the closing price of the Common Stock on the trading day preceding the option exercise date as such price is reported by and for New York Stock Exchange Composite Transactions. Certificates representing shares delivered to the Company pursuant to this paragraph shall be duly endorsed or accompanied by the appropriate stock powers, in either case with signature guaranteed if so required by the Company.
     §9. By your exercise of this option, you acknowledge that, prior to such exercise, you have received a prospectus relating to the Plan and the shares of Common Stock issuable upon the exercise of this option, either by electronic transmission (e-mail) or by delivery to you of a hard copy thereof.

PALL CORPORATION
By:
Corporate Secretary